Krystal Biotech Announces Fourth Quarter and Full Year 2025
Financial and Operating Results
$107.1 million in 4Q VYJUVEK revenue and $730.3 million since U.S. launch
FDA granted RMAT to KB707 for the treatment of advanced NSCLC and Fast Track Designation to KB111 for the treatment of HHD
Strong balance sheet, ending the quarter with $955.9 million in cash and investments

PITTSBURGH, February 17, 2026 (GLOBE NEWSWIRE) – Krystal Biotech, Inc. (the “Company”) (NASDAQ: KRYS) today reported financial results for the fourth quarter and full year ending December 31, 2025 and provided a business update.
“In 2025, Krystal made meaningful progress on our mission to serve patients with dystrophic epidermolysis bullosa around the world, while continuing to build the global infrastructure required to scale our impact,” said Krish S. Krishnan, Chairman and CEO of Krystal Biotech. “As we work toward our goal of launching multiple products and treating more than 10,000 patients living with rare diseases by the end of 2030, our recent cystic fibrosis readout further reinforces the versatility of our platform in high-turnover epithelial tissues. We believe we are still in the early stages of unlocking the transformational potential of our redosable HSV-1-based gene delivery platform, and we look forward to multiple registrational study readouts ahead across our rare disease pipeline.”

VYJUVEK® (beremagene geperpavec-svdt, or B-VEC)
for the Treatment of Dystrophic Epidermolysis Bullosa (DEB)
•The Company recorded $107.1 million and $389.1 million in VYJUVEK net product revenue for the fourth quarter and full year of 2025, respectively. Gross margin for the fourth quarter and full year of 2025 was 94%.
•The Company has secured over 660 reimbursement approvals for VYJUVEK in the United States and continues to maintain strong access nationwide.
•High patient demand is driving steady VYJUVEK uptake since launch in Germany, France and Japan. The Company estimates that over 90 patients have been prescribed VYJUVEK therapy across Germany, France, and Japan.
•Pricing discussions with German and French reimbursement authorities are ongoing. The Company expects negotiations to continue until at least 2H 2026 in Germany and until at least 2027 in France.
•The Company is also advancing pricing discussions with the reimbursement authorities in Italy and is currently on track for a potential launch in 2H 2026. The timing of additional European launches will depend on the cadence and outcomes of regulatory interactions and pricing negotiations.
•In December 2025, VYJUVEK was awarded the Prix Galien France in the Innovative Therapy Medicines category. The Prix Galien is an international awards program created recognizing excellence in scientific innovation that improves the state of human health. Earlier in 2025, VYJUVEK was also awarded the Prix Galien Italia in the Advanced Therapy Medicinal Products category in Italy.
•In February 2026, the Company executed an agreement with a leading regional specialty distributor to support commercialization of VYJUVEK in Israel. The Company remains on track to achieve its objective of expanding its specialty distributor network to cover over 40 countries by the end of 2026.
Respiratory
KB407 for the treatment of cystic fibrosis (CF)
•In January 2026, the Company announced a positive clinical update from the highest dose cohort of CORAL-1, the Company’s multi-center, dose escalation Phase 1 study evaluating KB407 in patients with CF, confirming lung delivery and expression of wild-type cystic fibrosis transmembrane conductance regulator (CFTR) protein following inhaled administration of KB407. Airway cell transduction by KB407 was observed in all patients with successful bronchoscopies, irrespective of modulator-status and genetic background, with broad airway distribution and transduction as assessed by CFTR or viral marker immunofluorescence ranging from 29.4% to 42.1% of conducting airway cells. Inhaled KB407 continued to be well tolerated by patients treated at the highest dose, consistent with the safety profile previously reported from lower dose cohorts. Details about the study can be found at www.clinicaltrials.gov under NCT identifier NCT05504837.
•The Company is currently engaged in discussions with the United States Food and Drug Administration (FDA) regarding the design of the Company’s proposed repeat dosing study CORAL-3, which is intended to evaluate the safety and efficacy of repeat KB407 administration, including through regular assessments of lung function by spirometry, and to support potential registration. The Company expects to align on the CORAL-3 study design with the FDA and start enrollment in CORAL-3 in 1H 2026. Additional details on the study design will be provided by the time of study initiation.
KB408 for the treatment of alpha-1 antitrypsin deficiency (AATD) lung disease
•The Company continues to enroll patients in the repeat dose Cohort 2B of SERPENTINE-1, the Company’s open label dose escalation study evaluating KB408 in adult patients with AATD with a Pi*ZZ or a Pi*ZNull genotype, and expects to report interim data for this cohort in 2026. Cohort 2B is designed to evaluate the safety and tolerability of repeat KB408 dosing at the same dose level that was previously shown to safely deliver SERPINA1 to the lungs of AATD patients after a single dose. Details about the study can be found at www.clinicaltrials.gov under NCT identifier NCT06049082.
Ophthalmology
KB803 for the treatment and prevention of corneal abrasions in DEB patients
•Based on the promising clinical safety profile observed to date with both KB803 and KB801, the Company has modified the KB803 dosing regimen in the registrational IOLITE study to maximize convenience for patients and their caregivers while reducing potential impact of human error in eye drop administration in the home setting. The

Phase 3 registrational IOLITE study is an intra-patient, double-blind, decentralized, placebo-controlled study with crossover design evaluating KB803 for the treatment and prevention of corneal abrasions in DEB patients. Patients are receiving either KB803 or placebo three times weekly in the home setting with the option of administration by a healthcare professional (HCP), a trained caregiver, or by the patient themselves. Enrollment in IOLITE is ongoing. The Company expects to complete enrollment in 1H 2026 and report top-line results before year end. Details about the study can be found at www.clinicaltrials.gov under NCT identifier: NCT07016750.
KB801 for the treatment of neurotrophic keratitis (NK)
•To support expedited development of KB801 and facilitate patient or caregiver administration at home, the Company has also updated the protocol of its registrational, randomized, double-masked, multicenter, placebo-controlled study, EMERALD-1, evaluating KB801 for the treatment of NK. Patients are receiving KB801 or placebo control daily with the option of administration by either a HCP, a trained caregiver, or by the patient themselves. The Company expects to enroll approximately 60 patients in the study, randomized 1:1 to KB801 and placebo. Enrollment in EMERALD-1 is ongoing, and the Company expects to announce data before year end. Details about the study can be found at www.clinicaltrials.gov under NCT identifier: NCT06999733.
Dermatology
KB111 for the treatment of Hailey-Hailey disease (HHD)
•In January 2026, the FDA granted KB111 Fast Track Designation for the treatment of HHD.
•The Company has initiated development of an HHD-specific evaluation scale necessary for the clinical evaluation of KB111. The Company expects to complete development and validation of the scale in 1H 2026 and initiate a registrational study evaluating KB111 for the treatment of HHD in 2H 2026.
Oncology
Inhaled KB707 for the treatment of non-small cell lung cancer (NSCLC)
•In February 2026, the FDA granted Regenerative Medicine Advanced Therapy (RMAT) designation to KB707 for the treatment of advanced or metastatic NSCLC. The FDA’s RMAT designation is intended to support and expedite the development of regenerative medicine therapies, including gene therapies such as KB707.
•The Company is enrolling patients with advanced NSCLC in a dose expansion cohort of KYANITE-1 evaluating inhaled KB707 in combination with chemotherapy. KYANITE-1 is a Phase 1/2 open label, multi-center, dose escalation and expansion study evaluating inhaled KB707, either as monotherapy or in combination, in patients with locally advanced or metastatic solid tumors of the lung. The Company expects to report interim efficacy data and potential registrational study plans later this year. Details about the study can be found at www.clinicaltrials.gov under NCT identifier NCT06228326.
Intratumoral KB707 for the treatment of injectable solid tumors

•The Company continues to follow patients enrolled in OPAL-1, the Company’s Phase 1/2 open label, multi-center, dose escalation and expansion study evaluating intratumoral KB707 in patients with locally advanced or metastatic solid tumor malignancies. The Company will update its development plans for intratumoral KB707 as additional safety and efficacy data are collected from the study. Details about the study can be found at www.clinicaltrials.gov under NCT identifier NCT05970497.
Aesthetics
KB304 for the treatment of wrinkles of the décolleté
•Jeune Aesthetics, Inc. (“Jeune”), a wholly-owned subsidiary of the Company, has aligned with the FDA on Jeune’s validated décolleté-specific photonumeric scale and expects to now initiate a Phase 2 study of its lead program, KB304, in 2027.

Financial Results for the Quarter Ended December 31, 2025:
•Cash, cash equivalents, and investments totaled $955.9 million as of December 31, 2025.
•Product revenue, net totaled $107.1 million and $91.1 million for the quarters ended December 31, 2025 and December 31, 2024, respectively.
•Cost of goods sold totaled $6.6 million and $4.9 million for the quarters ended December 31, 2025 and December 31, 2024, respectively.
•Research and development expenses for the quarter ended December 31, 2025 were $14.8 million, inclusive of $2.7 million of stock-based compensation, compared to $13.5 million, inclusive of stock-based compensation of $2.3 million for the quarter ended December 31, 2024.
•Selling, general, and administrative expenses for the quarter ended December 31, 2025 were $41.4 million, inclusive of stock-based compensation of $11.1 million, compared to $31.3 million, inclusive of stock-based compensation of $11.0 million, for the quarter ended December 31, 2024.
•Net income for the quarter ended December 31, 2025 was $51.4 million, or $1.77 per common share (basic) and $1.70 per common share (diluted). Net income for the quarter ended December 31, 2024 was $45.5 million, or $1.58 per common share (basic) and $1.52 per common share (diluted).

Financial Results for the Twelve Months Ended December 31, 2025:
•Product revenue, net totaled $389.1 million and $290.5 million for the twelve months ended December 31, 2025 and December 31, 2024, respectively.
•Cost of goods sold totaled $23.0 million and $20.1 million for the twelve months ended December 31, 2025 and December 31, 2024, respectively.

•Research and development expenses for the twelve months ended December 31, 2025 were $58.0 million, inclusive of $10.4 million of stock-based compensation, compared to $53.6 million, inclusive of stock-based compensation of $9.2 million for the twelve months ended December 31, 2024.
•Selling, general, and administrative expenses for the twelve months ended December 31, 2025 were $146.7 million, inclusive of stock-based compensation of $44.1 million, compared to $113.6 million, inclusive of stock-based compensation of $39.9 million, for the twelve months ended December 31, 2024.
•Net income for the twelve months ended December 31, 2025 was $204.8 million, or $7.08 per common share (basic) and $6.84 per common share (diluted). Net income for the twelve months ended December 31, 2024 was $89.2 million, or $3.12 per common share (basic) and $3.00 per common share (diluted).
•For additional information on the Company’s financial results for the twelve months ended December 31, 2025, please refer to the Form 10-K filed with the SEC.

Financial Guidance

($ in millions)	FY 2026 Guidance
Non-GAAP Research and Development (“R&D”) and Selling, General and Administrative (“SG&A”) expense(1)	$175.0 - $195.0
(1) Refer to Non-GAAP Financial Measures section below for additional information. Non-GAAP combined R&D and SG&A expense guidance does not include stock-based compensation as we are currently unable to confidently estimate Full Year 2026 stock-based compensation expense. As such, we have not provided a reconciliation from forecasted non-GAAP to forecasted GAAP combined R&D and SG&A Expense in the above. This could materially affect the calculation of forward-looking GAAP combined R&D and SG&A Expense as it is inherently uncertain.

Conference Call
The Company will host an investor webcast on February 17, 2026, at 8:30 am ET.
Investors and the general public can access the live webcast at:
https://www.webcaster5.com/Webcast/Page/3018/53598.
For those unable to listen to the live conference call, a replay will be available for 30 days on the Investors section of the Company’s website at www.krystalbio.com.
About VYJUVEK
VYJUVEK is a non-invasive, topical, redosable genetic medicine designed to deliver two copies of the COL7A1 gene when applied directly to DEB wounds. VYJUVEK was designed to treat DEB at the molecular level by providing the patient’s skin cells the template to make normal COL7 protein, thereby addressing the fundamental disease-causing mechanism. VYJUVEK is approved in the United States, Europe, and Japan.

U.S. INDICATION
VYJUVEK is a herpes-simplex virus type 1 (HSV-1) vector-based gene therapy indicated for the treatment of wounds in adult and pediatric patients with dystrophic epidermolysis bullosa with mutation(s) in the collagen type VII alpha 1 chain (COL7A1) gene.
IMPORTANT SAFETY INFORMATION
Adverse Reactions
The most common adverse drug reactions (incidence >5%) were itching, chills, redness, rash, cough, and runny nose. These are not all the possible side effects with VYJUVEK. Call your healthcare provider for medical advice about side effects.
To report SUSPECTED ADVERSE REACTIONS, contact Krystal Biotech, Inc. at 1-844-557-9782 or FDA at 1-800-FDA-1088 or http://www.fda.gov/medwatch.
Contraindications
None.
Warnings and Precautions
VYJUVEK gel may be applied by a healthcare provider, a caregiver, or the patient.
After treatment, patients and caregivers should be careful not to touch treated wounds and dressings until the next dressing change.
Wash hands and wear protective gloves when changing wound dressings. Disinfect bandages from the first dressing change with a virucidal agent, and dispose of the disinfected bandages in a separate sealed plastic bag in household waste. Dispose of the subsequent used dressings in a sealed plastic bag in household waste.
Patients should avoid touching or scratching wound sites or wound dressings.
In the event of an accidental exposure flush with clean water for at least 15 minutes.
For more information, see full U.S. Prescribing Information.
About Krystal Biotech, Inc.
Krystal Biotech, Inc. (NASDAQ: KRYS) is a fully integrated, commercial-stage, global biotechnology company focused on the discovery, development and commercialization of genetic medicines to treat diseases with high unmet medical needs. VYJUVEK®, the Company’s first commercial product, is the first-ever redosable gene therapy and the first genetic medicine approved in the United States, Europe, and Japan for the treatment of dystrophic epidermolysis bullosa. The Company is rapidly advancing a robust preclinical and clinical pipeline of investigational genetic medicines. Krystal Biotech is headquartered in Pittsburgh, Pennsylvania. For more information, please visit http://www.krystalbio.com, and follow @KrystalBiotech on LinkedIn and X (formerly Twitter).
About Jeune Aesthetics, Inc.
Jeune Aesthetics, Inc., a wholly-owned subsidiary of Krystal Biotech, Inc., is a biotechnology company leveraging a clinically validated gene delivery platform to develop products to fundamentally address – and reverse – the biology of aging and/or damaged skin. For more information, please visit http://www.jeuneinc.com.
Forward-Looking Statements
Statements in this press release about future expectations, plans, and prospects, as well as statements that are not historical facts, including statements about, among other topics, our combined R&D and SG&A expense guidance; our commercial launch of VYJUVEK in the U.S., Europe, and Japan, including our expectations regarding timing of pricing discussions in Germany and France, pricing discussions with the reimbursement authorities in Italy and a potential commercial launch in Italy in 2H 2026, and the potential expansion of the Company’s specialty distributor network; and our expectations for our product pipeline, including our clinical trial plans, enrollment in clinical trials, the timing of development and validation of an HHD-specific evaluation scale, and the timing of initiating clinical trials and data read-outs may constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Undue reliance should not be placed on the forward-looking statements in this press release. These statements are not guaranties of future performance and actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including uncertainties associated with regulatory review of clinical trials and applications for marketing approvals; the availability and commercial potential of VYJUVEK or our product candidates; and such other important factors as are set forth under the caption “Risk Factors” in the Company’s annual and quarterly reports on file with the U.S. Securities and Exchange Commission. The Company is providing the information in this press release as of the date hereof and undertakes no duty to update this information unless required by law.
Non-GAAP Financial Measures
This press release includes forward-looking combined R&D and SG&A expense guidance that is not required by, or presented in accordance with, U.S. GAAP and should not be considered as an alternative to R&D and SG&A expense or any other performance measure derived in accordance with GAAP. The Company defines non-GAAP combined R&D and SG&A expense as GAAP combined R&D and SG&A expense excluding stock-based compensation expense. The Company cautions investors that amounts presented in accordance with its definition of non-GAAP combined R&D and SG&A expense may not be comparable to similar measures disclosed by competitors because not all companies calculate this non-GAAP financial measure in the same manner. The Company presents this non-GAAP financial measure because it considers this measure to be an important supplemental measure and believes it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in the Company’s industry. Management believes that investors’ understanding of the Company’s performance is enhanced by including this forward-looking non-GAAP financial measure as a reasonable basis for comparing the Company’s ongoing results of operations. Management uses this non-GAAP financial measure for planning purposes, including the preparation of the Company’s internal annual operating budget and financial projections; to evaluate the performance and effectiveness of the Company’s operational strategies; and to evaluate the Company’s capacity to expand its business. This non-GAAP financial measure has limitations as an analytical tool, and should not be considered in isolation, or as an alternative to, or a substitute for R&D and SG&A expense or other financial statement data presented in accordance with GAAP in the Company’s consolidated financial statements. The Company has not provided a quantitative reconciliation of forecasted non-GAAP combined R&D and SG&A expense to forecasted GAAP combined R&D and SG&A expense because the Company is unable, without making unreasonable efforts, to calculate the reconciling item, stock-based compensation expenses, with confidence. This item, which could materially affect the computation of forward-looking GAAP combined R&D and SG&A expense, is inherently uncertain and depends on various factors, some of which are outside of the Company’s control.
CONTACT
Investors and Media:
Stéphane Paquette, PhD
Krystal Biotech
spaquette@krystalbio.com

Condensed Consolidated Balance Sheet Data:

	December 31, 2025	December 31, 2024
(in thousands)	(unaudited)
Balance sheet data:
Cash and cash equivalents	$496,304	$344,865
Short-term investments	331,487	252,652
Long-term investments	128,066	152,114
Total assets	1,333,794	1,055,838
Total liabilities	114,234	109,458
Total stockholders’ equity	$1,219,560	$946,380
Condensed Consolidated Statements of Operations:

	Three Months Ended December 31,
	2025	2024	Change
(in thousands, except per share data)	(unaudited)
Revenue
Product revenue, net	$107,105	$91,139	$15,966
Operating Expenses
Cost of goods sold	6,592	4,949	1,643
Research and development	14,794	13,527	1,267
Selling, general, and administrative	41,449	31,286	10,163
Litigation settlement	—	—	—
Total operating expenses	62,835	49,762	13,073
Income from operations	44,270	41,377	2,893
Other income
Interest and other income, net	6,861	7,233	(372)
Income before income taxes	51,131	48,610	2,521
Income tax benefit (expense)	269	(3,131)	3,400
Net income	$51,400	$45,479	$5,921

Net income per common share:
Basic	$1.77	$1.58
Diluted	$1.70	$1.52

Weighted-average common shares outstanding:
Basic	29,093	28,755
Diluted	30,250	29,883

Condensed Consolidated Statements of Operations:

	Twelve Months Ended December 31, 2025
	2025	2024	Change
(in thousands, except per share data)	(unaudited)
Revenue
Product revenue, net	$389,130	$290,515	$98,615
Operating Expenses
Cost of goods sold	23,049	20,061	2,988
Research and development	58,045	53,580	4,465
Selling, general, and administrative	146,741	113,626	33,115
Litigation settlement	—	37,500	(37,500)
Total operating expenses	227,835	224,767	3,068
Income from operations	161,295	65,748	95,547
Other income
Interest and other income, net	28,176	29,608	(1,432)
Income before income taxes	189,471	95,356	94,115
Income tax benefit (expense)	15,360	(6,197)	21,557
Net income	$204,831	$89,159	$115,672

Net income per common share:
Basic	$7.08	$3.12
Diluted	$6.84	$3.00

Weighted-average common shares outstanding:
Basic	28,944	28,592
Diluted	29,951	29,740